UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

______________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 30, 2021

UWM HOLDINGS CORPORATION
(Exact name of registrant as specified in its Charter)
 _______________________

Delaware	001-39189	84-2124167
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

585 South Boulevard E.
Pontiac,	Michigan	48341
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 981-8898

(Former name or former address, if changed since last report): Not Applicable
 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	UWMC	New York Stock Exchange
Warrants, each warrant exercisable for one share of Class A Common Stock	UWMCWS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
      ☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement.
On March 30, 2021, UWM Holdings Corporation’s indirect subsidiary, United Wholesale Mortgage, LLC (“UWM”), entered into a Purchase Agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC., as representative of the several initial purchasers named therein. Pursuant to the Purchase Agreement, UWM agreed to sell $700 million aggregate principal amount of 5.500% senior unsecured notes due 2029 (the “Notes”). UWM expects the closing of the Notes to occur on April 7, 2021.

UWM intends to use the net proceeds (1) to repay amounts outstanding under UWM’s MSR Facility and (2) the remainder for general corporate purposes.

The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties.
Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with UWM and its affiliates. In addition, an affiliate of Goldman Sachs is the lender under UWM’s MSR Facility, and therefore will receive a portion of the net proceeds from the offering.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 is incorporated by reference herein.

Item 8.01	Other Events.
On March 30, 2021, UWM Holdings Corporation issued a press release announcing UWM’s intention to offer $700 million aggregate principal amount of Notes. A copy of the press release is filed herewith as Exhibit 99.1.
On March 30, 2021, UWM Holdings Corporation issued a press release announcing the pricing of UWM’s $700 million aggregate principal amount of Notes. A copy of the press release is filed herewith as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.15	Purchase agreement, dated March 30, 2021, among United Wholesale Mortgage and J.P. Morgan Securities LLC, as representative of the several initial purchasers listed on Schedule A thereto.
99.1	Press release issued by UWM Holdings Corporation on March 30, 2021.
99.2	Press release issued by UWM Holdings Corporation on March 30, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UWM HOLDINGS CORPORATION

By: /s/ Timothy Forrester
Timothy Forrester
Chief Financial Officer
Date: March 31, 2021